Exhibit 13(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the College Retirement Equities Fund (the “Fund”) does hereby certify, to such officer’s knowledge, that:

This report on Form N-CSR of the Fund (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: August 14, 2020	By:	/s/Carol W. Deckbar
Carol W. Deckbar
Principal Executive Officer and Executive Vice President
(principal executive officer)

Dated: August 14, 2020	By:	/s/Glenn E. Brightman
Glenn E. Brightman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer
(principal financial officer)